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                                                                     Exhibit 4.1

                        SPACE APPLICATIONS CORPORATION
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                        NONQUALIFIED STOCK OPTION PLAN
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1.   Purpose.
     -------

     The purpose of this Space Applications Corporation Nonqualified Stock Option Plan (the "Plan") is to provide an additional incentive to directors and selected employees for the successful operation of Space Applications Corporation (the "Corporation") through ownership of stock therein and to encourage such employees to remain in the employ of the Corporation or its subsidiary corporations. It is intended that none of the options granted pursuant to the Plan will qualify as Incentive Stock Options, as defined in
Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

2.   Administration.
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     (a)  The Plan shall be administered by a committee (the "Committee")
appointed by the Board of Directors of the Corporation (the "Board"). The Committee shall consist of not less than one (1) member of the Board and such other person or persons as the Board may determine (provided that the Committee may, if the Board so determines, consist of one member). The Board may from time to time remove members from, or add members to, the Committee. The Committee shall hold meetings at such times and places as it may determine. If the Committee consists of more than one person, the vote of a majority of the Committee at a meeting at which a quorum is present, or acts approved in writing by the unanimous consent of the members of the Committee, shall be the valid acts of the Committee.

     (b) The Committee may from time to time at its discretion authorize the granting of options to purchase common stock of the Corporation ("Options") to such eligible employees as it may select and for such number of shares as it may designate, subject to the provisions of Paragraphs 3 and 4. The interpretation and construction by the Committee of any provisions of the Plan or of any Option shall be final unless otherwise determined by the Board. No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option.

3.   Eligibility.
     -----------

     The persons who shall be eligible to be granted Options shall be such employees and directors (whether or not they are employees) of the Corporation (including any parent or subsidiary thereof) as the Committee shall select from time to time. No person shall be required to participate in the Plan or to accept or exercise any Option. No member of the Committee shall be eligible to receive an Option.

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4.   Limitation on Shares Subject to Options.
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     The common stock of the Corporation (the "Stock") which may be issued and sold under the Plan shall not exceed, in the aggregate, 200,000 shares of Stock, except as such number of shares may be adjusted in accordance with Paragraph 5(g). If an Option expires or is terminated or surrendered without having been fully exercised, the unpurchased shares of Stock subject thereto shall again be available for the purposes of the Plan.

5.   Terms and Conditions of Options.
     -------------------------------

     The grant of an Option shall be evidenced by an agreement between the Corporation and the holder of an Option (the "Option Holder") in such form and substance as the Committee shall from time to time approve. Such an agreement shall not be inconsistent with the following terms and conditions:

     (a)  Option Price.  Except as provided in the next sentence, the purchase
          ------------
price per share for shares of Stock under any Option granted under this Plan (the "Option Price") shall be the Book Value Per Share of Stock or any other price which the Committee may reasonably determine to reflect the value of the shares at the time of issuance. In the case of persons who at the time of the grant of the option are the holders of in excess of ten percent (10%) of the outstanding capital stock of the Corporation, the Option Price under any Option granted under this Plan shall be not less than one hundred ten percent (110%) of the Book Value Per Share of Stock. The "Book Value Per Share of Stock" means the shareholders' equity of the Corporation as determined by the last audited financial statements of the Corporation issued prior to the event requiring that Book Value Per Share of Stock be computed, divided by the number of shares of Stock outstanding, as of the last day of the fiscal year reflected in such financial statements. In computing Book Value Per Share of Stock, no adjustment shall be made for outstanding options, warrants or unexercised rights to purchase Stock or shares of stock issued or repurchased following the last day of the fiscal year reflected in such financial statements.

     (b)  Term and Exercise of Options.  The term of each Option shall be as
          ----------------------------
specified in the agreement evidencing the granting thereof (the "Option Period"), provided that such term shall not be greater than ten (10) years from the date of the option agreement. Options will be exercisable at such time or times, and subject to such restrictions and conditions, as set forth in this Paragraph 5 and as the Committee shall in each instance approve, which need not be uniform for all Option Holders; provided, however, that exercisability will be at no less a rate than twenty percent (20%) of the options granted pursuant to that agreement per year over a five (5) year period, and except as provided in Paragraph 5(d), no Option may be exercised by any Option Holder who shall not have met, both at the date of exercise and continuously since the date of grant, the eligibility criteria set forth in Paragraph 3.

     (c)  Leaves of Absence. The option agreements issued pursuant to the Plan
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may contain such provisions as the Committee shall determine with respect to approved leaves of absence.

     (d)  Retirement, Permanent Disability or Death of an Option Holder. In the
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event of an Option Holder's retirement as an employee of the Corporation or any parent or subsidiary thereof (the "Controlled Group"), the Option Holder's Options or any unexercised portion thereof, to the

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extent they were exercisable on the date of retirement, shall be exercisable by the Option Holder or by his or her personal representative, heir or legatee at any time prior to the expiration of one hundred twenty (120) days from the date of retirement. In the event of an Option Holder's permanent disability or death while an employee of the Controlled Group, the Option Holder's Options or any unexercised portion thereof, to the extent they were exercisable on the date of permanent disability or death, shall be exercisable by the Option Holder or by his or her personal representative, heir or legatee at any time prior to the expiration of one hundred eighty (180) days from the date of permanent disability or death. For purposes of this paragraph, the determination of whether an Option Holder is permanently disabled shall be made by the Committee, based upon relevant medical information.

     (e)  Termination of Employment.  If the employment of an Option Holder with
          -------------------------
all members of the Controlled Group terminates for any reason other than (i) his or her death, permanent disability or retirement, or (ii) as a result of a surviving or substitute corporation substituting its stock, or that of its parent or subsidiary, for stock of the Corporation subject to the Option, then any unexercised portion of the Option Holder's Options, to the extent they were exercisable on the date of termination, shall be exercisable by the Option Holder at any time prior to the expiration of thirty (30) days from the date of termination. A leave of absence approved by the Committee shall not be deemed to be a termination of employment unless the Committee shall terminate its approval in which case the Option Holder may exercise his or her Options at any time prior to thirty (30) days from the date of termination of such approval.

     (f)  Payment.  At the discretion of the Committee, each Option may provide
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that, upon its exercise, the Option Price shall be payable in full in cash or by good personal check or in installments pursuant to a promissory note by the Option Holder to the Corporation in a form to be approved by the Committee. The Committee may also, in its sole discretion, make such determination at the time of exercise of the Option. The Committee may also, in its sole discretion, allow an Option Holder to exercise his or her Option by surrendering previously issued Stock or other options to purchase Stock (whether issued under the Plan or otherwise) held by the Option Holder having a-value (computed by the Committee) equal to the Option Price. In valuing such options or stock surrendered upon the exercise of Options in payment of the Option Price, the Committee may, but is not required to, place the value at the Book Value Per Share of Stock.

     (g)  Adjustments.
          -----------

          (i) In the event of a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination of shares, or any other change in the shares of Stock, the shares available for purposes of the Plan or subject to outstanding Options shall correspondingly be increased, decreased, or changed, so that by exercise of his or her Option, the Option Holder may receive, without change in aggregate Option Price, the total number of securities as so increased, decreased or changed as he or she would have received if he or she had exercised the Option immediately prior to such event and had continued to hold the securities so purchased until affected by such event (provided, however, that the Committee may make such adjustments for, including elimination of, fractional shares as it in its sole discretion shall determine).

          (ii) Notwithstanding any other provision of the Plan, upon the approval by the Board of the dissolution or liquidation of the Corporation, or the consolidation of the Corporation

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into another corporation, or any merger in which the Corporation is not the surviving corporation or in any merger in which the shareholders of the Corporation immediately prior to such merger do not continue to hold stock of the Corporation immediately after such merger, or the sale of all or substantially all of the Corporation's assets, that the surviving corporation after a merger or consolidation with the Corporation (or the Corporation if its shareholders immediately prior to the merger do not continue to hold shares of the Corporation immediately after the merger) or the purchaser of all or substantially all of the Corporation's assets may, in its discretion, cause to be substituted or assumed a new option for any outstanding Option, whether or not then exercisable, in connection with such merger or consolidation, such new option to be applicable to the stock of the surviving or substituted corporation, or any parent or subsidiary thereof or any other consideration provided to shareholders in any such merger, consolidation or sale of assets. Any such new option shall contain such terms and provisions as shall be required in order to be not less favorable to the Option Holder than those contained in his or her prior Option (except for elimination of fractional shares) had such Option Holder exercised his or her Option immediately prior to such event. To the extent that the foregoing adjustments relate to the Stock, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

     (h)  Investment Purpose.  As a condition to the exercise of all or any
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portion of an Option, the Corporation may, if it shall deem it necessary or desirable at the time of exercise, for any reason including, without limitation, any reason connected with any law or regulation of any governmental authority relating to the regulation of securities, require the Option Holder to represent in writing to the Corporation, in a form satisfactory to the Corporation, that it is the Option Holder's then intention to acquire the Stock subject to the Option for investment and not with a view to the sale or distribution thereof. In such event no shares of Stock shall be issued to such Option Holder until the Corporation is satisfied with such representation. The Corporation may thereafter provide its consent to the transfer of all or any part of such shares in such manner and under such circumstances as the Corporation may determine.

     (i)  Modification, Extension and Renewal of Options.  Subject to the terms
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and conditions and within the limitations of the Plan, the Committee may modify, extend, renew any outstanding Option, or accept the surrender of any outstanding Option (to the extent not previously exercised) and authorize the granting of a new Option in substitution therefor (to the extent not previously exercised). Notwithstanding the foregoing, except as authorized by this Plan, no modification of an Option shall, without the consent of the Option Holder, alter or impair any rights or obligations under any Option previously granted.

     (j)  Restrictions on Transfer. The agreements required under this Paragraph
          ------------------------
5 shall contain the restrictions on transferability set forth in Paragraph 7.

     (k)  Additional Provisions. The agreements required under this Paragraph 5
          ---------------------
shall contain such other provisions or restrictions as the Board or the Committee shall deem advisable or necessary. Any of the time limitations set forth in this Paragraph 5 may be lengthened or shortened in the sole discretion of the Committee.

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6.   Nonassignability of Options.
     ---------------------------

     Except as provided in this Paragraph 6, no Option shall be assignable or transferable by the Option Holder except by will or by the laws of descent and distribution. During the lifetime of an Option Holder, any Option granted to such Option Holder shall be exercisable only by such Option Holder or, if such Option Holder is permanently disabled, by his or her personal representative. Notwithstanding the above, an Option Holder may transfer all or any part of the Options to a living trust created by such Option Holder (and such trust may re-transfer such Options to the Option Holder), provided that (i) such Option Holder is a grantor of such trust; (ii) the beneficiaries of such trust are members of such Option Holder's immediate family; and (iii) such trust and the transfer of the Options thereto are revocable by the Option Holder during his lifetime. For purposes of this Paragraph 6, "immediate family" shall be defined as a spouse or domestic partner at the time of such transfer, mother, father, child, grandchild, brother or sister of the Option Holder or his or her spouse or domestic partner.

7.   Repurchase of Stock.
     -------------------

     (a)  Restrictions on Transfer.  The Option Holder, the Option Holder's
          ------------------------
heirs, legatees, executors, administrators and personal representatives, will not at any time sell or offer to sell, transfer by gift or otherwise, pledge or otherwise encumber, any or all of the Stock acquired pursuant to the exercise of the Option without first complying with the provisions of this Article 7. The certificate or certificates representing the Stock may in the discretion of the Committee or the Board bear legends referring to such provisions and conditions.

     (b)  Notice of Proposed Sale. Should the Option Holder desire during his or
          -----------------------
her lifetime, and whether or not he or she is then employed by the Corporation, to sell any of his or her shares of Stock acquired on the exercise of Options, or any interest in such shares, he or she shall first offer to the Corporation the right to purchase such shares by serving written notice on the Corporation. The Notice must specify: (1) the name and address of the person or firm to whom the Option Holder intends to sell the shares or interest in the shares; (2) the number of shares or the interest in shares the Option Holder proposes to sell;
(3) the price or amount per share to be paid to the Option Holder for the proposed sale; and (4) all other terms and conditions of the proposed sale. This Notice may, at the election of the Option Holder, specify that the Option Holder desires to sell the shares directly to the Corporation, in which event the price specified in the Notice shall be the Book Value Per Share of Stock of the Corporation for each share of Stock offered for purchase.

     (c)  The Corporation's Option to Purchase.  The Committee shall have sixty
          ------------------------------------
(60) days after Notice by the Option Holder is received by it to determine whether the Corporation or its assignee shall purchase the shares of Stock specified in the Notice at the price specified in that Notice, or at the Book Value Per Share of Stock, whichever is lower. The payment terms of such purchase shall be, at the election of the Corporation, as set forth in the Notice. or in annual installments over a period of not to exceed five (-5) years on terms set by the Committee. A payment made in annual installments shall bear interest equal to or (greater than the applicable Federal Rate, as determined pursuant to Section 1274(d) of the Code.

     (d)  Exercise of Option by the Corporation.  Should the Corporation or its
          -------------------------------------
assignee, within the time specified in Paragraph 7(c), elect to purchase all of the shares of Stock specified in the

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Notice, the Secretary of the Corporation shall promptly give written notice of that fact to the Option Holder.

     Within ninety (90) days thereafter. and upon deliver to it of the certificate or certificates representing the shares of Stock specified in the Notice duly endorsed for transfer, the Corporation or its assignee shall deliver to the Option Holder any cash, notes or other instruments required to consummate the purchase of such shares. The Corporation may, in its discretion and in full payment of the purchase price, deliver to the Option Holder a promissory note reflecting the terms of payment as provided for in the agreement evidencing the grant of the Option exercised.

     (e)  Failure of the Corporation to Exercise Option.  Should the Corporation
          ---------------------------------------------
fail to purchase, within the time and in the manner set forth above, all the shares specified in the Notice, the Option Holder shall have the right, subject to the conditions set forth below, to sell his/her shares in accordance with all of the terms and conditions set forth in the Notice for a period of sixty (60) days from the last date which the Corporation was entitled to exercise its rights to purchase such shares. The right of the Option Holder to sell shall be conditioned upon the execution by the transferee of an agreement to be bound by all of the terms of the stock option agreement, including the restrictions on transfer and the right to repurchase set forth in this Plan. In the event the Option Holder does not sell such shares pursuant to the terms set forth in the Notice within the time prescribed herein, no sale may take place without further compliance with the terms of this Paragraph 7.

     (f)  Transfer Upon Discontinuance of Employment.  Within sixty (60) days of
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the discontinuance of employment of the option Holder with all members of the
Controlled Group, under any and all circumstances, whether voluntary or involuntary, with or without cause, except for retirement, permanent disability or death, the Corporation shall have the option and right to buy all of the Stock acquired on the exercise of Options at the higher of the original purchase price or the Book Value Per Share of Stock, subject to the same terms and conditions as set forth in this Paragraph 7. Such purchase price may be paid in cash or by delivery of a promissory note reflecting the terms referred to in Paragraph 7(c). A leave of absence approved by the Committee shall not be deemed to be a termination of employment unless the Committee shall terminate its approval.

     (g)  Retirement, Permanent Disability or Death of an Option Holder.  Within
          -------------------------------------------------------------
(i) one hundred  fifty (150) days after the retirement of the Option Holder, or
(ii) two hundred ten (210) days after the death or permanent disability of the Option Holder. the Corporation shall have the right, but not the obligation to, at the higher of the original purchase price or the Book Value Per Share of Stock, repurchase from the Option Holder or his or her estate all of the Stock acquired on the exercise of Options owned by the Option Holder or the Option Holder's personal representative, heir or legatee. Such purchase price may be paid in cash or by delivery of a promissory note reflecting the terms referred to in Paragraph 7(d).

     (h)  Stock Vested in Spouse.  Upon the death of the Option Holder, should
          ----------------------
the Option Holder's spouse become the owner of all or a part of the Option Holder's shares. the Option Holder's spouse shall sell, and the Corporation shall, at the higher of the original purchase price or the Book Value Per Share of Stock, repurchase from the spouse, all of the Stock acquired on the exercise of Options to which title shall have vested in the spouse upon and pursuant to the death of the Option Holder. Such purchase shall be deemed to take place simultaneously with the initial payment for

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the purchase of the Stock from the estate of the Option Holder. Such purchase price may be paid in cash or by delivery of the promissory note referred to in Paragraph 7(d).

     (i)  Termination Upon Public Trading of Stock or Acquisition of
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Corporation. In the event of (i) the consolidation of the Corporation into
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another corporation; (ii) any merger in which the Corporation is not the surviving corporation or any merger in which the shareholders immediately prior to such merger do not continue to hold stock of the Corporation or the surviving corporation immediately after such merger; or (iii) the sale of all or substantially all of the assets of the Corporation; or (iv) the Corporation receiving an opinion of counsel that it is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, as well as a determination by the Committee that a liquid public market exists for the Stock, then the restrictions on transferability of and the right and/or obligation to repurchase the Stock acquired on the exercise of Options set forth in this Paragraph 7 shall terminate. The provisions of this Paragraph 7(i) shall not apply to a merger or other reorganization the principal purpose of which is to change the state of incorporation of the Corporation.

     (j)  Transfer to Trust.  Notwithstanding any provision to the contrary
          -----------------
contained in this Paragraph 7, an Option Holder may transfer all or any part of the Stock acquired pursuant to the exercise of an Option to a living trust created by such Option Holder (and such trust may re-transfer such shares to the Option Holder), provided that (i) such Option Holder is a grantor of such trust;
(ii) the beneficiaries of such trust are members of such Option Holder's immediate family; and (iii) such trust and the transfer of Stock thereto are revocable by the Option Holder during his or her lifetime. For purposes of this Paragraph 70), "immediate family" shall be defined as a spouse or domestic partner at the time of such transfer, mother, father, child, Grandchild, brother or sister of the Option Holder or his or her spouse or domestic partner. Any reference in this Plan to Stock held by an Option Holder shall include Stock transferred to the Option Holder's revocable living trust pursuant to the terms of this Paragraph 7(j).

8.   Duration of the Plan.
     --------------------

     The term of this Plan shall expire ten (10) years after it is adopted by the Board of Directors. The provisions of Paragraph 7 shall remain in effect until the occurrence of one of the terminating events set forth in Paragraph 7(i). The remaining portions of the Plan shall remain in effect until all shares of Stock subject to or which may become subject to the Plan shall have been purchased pursuant to the exercise of Options.

9.   Rights as a Stockholder.
     -----------------------

     No Option Holder shall have the rights of a stockholder with respect to shares of Stock subject to an Option until such Option has been validly exercised and the shares of Stock issued pursuant thereto.

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10.  Effect of the Plan on the Rights of Employees and Employer.
     ----------------------------------------------------------

     Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any employee of any member of the Controlled Group any right to be granted an Option; and nothing in the Plan or in any Option shall confer any right to any employee of any member of the Controlled Group to continue in the employ of any such member or interfere in any way with any rights of such member to terminate the employment of any employee at any time.

11.  Withholding Taxes.
     -----------------

     To satisfy any federal, state or local withholding tax requirements with respect to the issuance of Stock pursuant to the exercise of an Option, the member of the Controlled Group most recently employing the Option Holder shall have the right to deduct the necessary amounts from all payments under the Plan, whether in cash or in Stock, or to deduct the necessary amounts from other payments such employer member of the Controlled Group makes to the Option Holder, or to require the Option Holder to remit to such employer member of the Controlled Group the necessary amounts. The Committee may require that the Option Holder deposit such sums with the Corporation in addition to the exercise price as a condition precedent to his or her exercising the Option. The Committee may, in its discretion, provide that in connection with the exercise of an Option, the Option Holder will receive cash payments in amounts necessary to reimburse the Option Holder for his or her income tax liability from such exercise and the payment made pursuant to this Paragraph 11.

12.  Amendment and Termination.
     --------------------------

     The Board may from time to time alter, amend, suspend or terminate the Plan with respect to any shares of Stock for which Options have not been granted.
Any such action shall in no way alter or impair the right of the Corporation to repurchase Stock pursuant to the provisions of Paragraph 7.

13.  Use of Funds.
     ------------

     The proceeds received by the Corporation from the sale of Stock pursuant to the exercise of any Option shall be used for general corporate purposes.

14.  Financial Statements.
     ---------------------

     Each year following the close of the fiscal year of the Corporation, the Option Holder, if he or she so requests, shall be provided with financial statements of the Corporation for the previous fiscal year when such financial statements are generally available.

Date Plan Adopted by Board of Directors:  June 23, 1995

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